Exhibit 99.1

GTSI Reports NASDAQ Update

CHANTILLY, VA. — November 21, 2006 — GTSI® Corp. (NASDAQ: GTSI), today announced that it has received a letter from The NASDAQ Stock Market stating that because the Company has not filed its Form 10-Q for the quarter ended September 30, 2006 with the Securities and Exchange Commission (SEC), as required by Marketplace Rule 4310(c)(14), GTSI’s common stock is subject to delisting from The NASDAQ Global Market.  GTSI has subsequently requested the NASDAQ Listing Qualifications Panel for an extension until November 30th to file the Company’s third quarter Form 10-Q and all previously announced restatements of it financial statements included in its Forms 10-K for 2003, 2004, 2005 and Form 10-Q for the quarter ended March 31, 2006.  As previously disclosed, on November 2, 2006 the Panel granted the Company until November 30, 2006 to file, not only its second quarter Form 10-Q and amended Forms 10-K for 2003, 2004, and 2005 and Form 10-Q for the second quarter of 2006. The Company has requested that NASDAQ stay the most recent process pursuant to its previously granted extensions.

“We have, of course, continued to provide NASDAQ with updates regarding our previously announced restatements and NASDAQ recently granted us until November 30, 2006 to complete our work.  In the meantime, GTSI has been working to complete the restated financial restatements for 2003, 2004 and 2005, as well as for the quarter ended March 31, 2006,” said Jim Leto President and Chief Executive Officer of GTSI.

“Our finance team and GTSI’s independent auditors have made significant progress towards completing the restatement and are preparing to file the new financials as soon as possible,” said Leto.  “As a Company, we are looking forward to returning to focus our energy on providing technology solutions and services for our government customers and building shareholder value.”

The Company is in the process of amending and restating its 2003, 2004, 2005 and Q1 2006 financial statements.  While there is no assurance, the Company expects to avoid delisting of its common stock from The NASDAQ Global Market by filing all required statements and its Forms 10-Q for June 30, 2006 and September 30, 2006 with the SEC before delisting would otherwise take effect.

About GTSI Corp.

GTSI Corp. is the leading information technology product and solutions provider, combining best of breed products and services to produce solutions that meet government’s evolving needs. For more than two decades, GTSI has focused exclusively on Federal, State, and Local government customers worldwide, offering a broad range of products and services, an extensive contract portfolio, flexible financing options, global integration and worldwide distribution. GTSI’s practices incorporate certified experts and deliver exceptional solutions to support government’s critical transformation efforts.  Additionally, GTSI focuses on systems integrators on behalf of government programs. GTSI is headquartered in Northern Virginia, outside of Washington, D.C. Further information about the Company is available at www.GTSI.com/About.

Except for historical information, all of the statements, expectations, beliefs and assumptions contained in the foregoing are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties. It is possible that the assumptions made by management — including, but not limited to, those relating to revenue, margins, operating results and net income, and the effect of new contracts as well as new vendor relationships — may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements.  In addition to the above factors, other important factors that could cause actual results to differ materially are those listed in the Company’s most recent report on Form 10—K and included from time to time in other documents filed by the Company with the Securities and Exchange Commission.

GTSI and GTSI.com are registered trademarks of GTSI Corp. in the U.S. and other countries.  All trade names are the property of their respective owners.

GTSI Contact:

Paul Liberty

Area Vice President, Corporate Affairs & Investor Relations

703.502.2540

paul.liberty@gtsi.com

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